Exhibit (t)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Diana Huffman, General Counsel and Secretary of the BlackRock Private Credit Fund (the “Fund”), and Erik L. Cuellar, Chief Financial Officer and Treasurer of the Fund, with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of the Fund, (i) the registration statement on Form N-2 or any other appropriate form (including amendments, supplements thereto and/or registration of additional shares pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”)), to be filed with the United States Securities and Exchange Commission pursuant to the 1933 Act, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by any individual signatory on their own behalf.

IN WITNESS HEREOF I have executed this instrument as of the 23rd day of April, 2026.

/s/ John M. Perlowski	Trustee
John M. Perlowski

/s/ Eric J. Draut	Trustee
Eric J. Draut

/s/ Maureen Usifer	Trustee
Maureen Usifer

/s/ Andrea L. Petro	Trustee
Andrea L. Petro

/s/ Philip Tseng	Trustee, Chief Executive Officer and Co-Chief Investment Officer
Philip Tseng

/s/ Erik L. Cuellar	Chief Financial Officer and Treasurer
Erik L. Cuellar

/s/ Diana Huffman	General Counsel and Secretary
Diana Huffman